SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2009

DIVERSIFIED PRODUCT INSPECTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

380 North Old Woodward Ave., Suite 300, Birmingham, MI	48009
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 530-0725

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Subscription

On July 22, 2009, we entered into a Subscription Agreement with EIG Venture Capital, Ltd. (“EIG”), an investment fund controlled by Jan Telander, our Chief Executive Officer and controlling stockholder for the sale by the Company to EIG of an aggregate of  97,751,710 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at a fixed price of $0.01023 per share, in three tranches: (1) the Phase I tranche consisted of 5,767,350 shares of Common Stock for a total purchase price of $59,000, to be purchased by EIG on or before July 16, 2009; (2)  the Phase II tranche  consists of 43,108,504 shares of Common Stock for a total purchase price of $441,000, to be purchased by EIG on or before December 31, 2009; and the Phase III tranche consists of 48,875,855 shares of Common Stock for a total purchase price of $500,000 to be purchased by EIG on or before July 16, 2010. The shares compromising each of the tranches in Phases I through III may be purchased in one or more installments by EIG; provided, that the number of shares required to be purchased in each tranche is purchased in its entirety by the final purchase date specified for the entire tranche.  EIG has completed its purchase of the first tranche of 5,767,350 shares.

Item 3.02.	Unregistered Sales of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last reported sales of unregistered securities in our SEC filings.

			Principal	Total Offering Price/
Date	Title and Amount (1)	Purchaser	Underwriter	Underwriting Discounts

July 22, 2009	5,767,350 shares of common stock.	EIG Venture Capital, Ltd.	NA	$59,000/NA

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to our Articles of Incorporation

On July 8, 2009, the Company  filed a Certificate of Amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock from 50,000,000, par value $.01 per share to 250,000,000, par value $.0001 per share.  The Certificate of Amendment also authorized the issuance of 10,000,000 shares of a new class of preferred stock, par value $.0001 per share, with such rights, preferences and limitations as the Board of Directors may designate.

On July 23, 2009, the Company filed a Certificate of Ownership in the State of Delaware providing for the merger of its wholly-owned subsidiary, ProGreen Properties, Inc. into the Company, and in this merger changing the name of the Company from Diversified Product Inspections, Inc. to ProGreen Properties, Inc.  The change of the Company’s name to ProGreen Properties, Inc. will not become effective until it is approved by the Financial Industry Regulatory Authority as effective for trading purposes in the OTC Bulletin Board market.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.6	Certificate of Amendment to Articles of Incorporation, filed effective July 8, 2009.

3.7	Certificate of Ownership, merging the Company’s wholly-owned Subsidiary, ProGreen Properties, Inc., into the Company, filed July 23, 2009.

10.6	Subscription Agreement, dated July 22, 2009, between the Company and EIG Venture Capital, Ltd.

SIGNATURES

Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

DIVERSIFIED PRODUCT INSPECTIONS, INC.

Dated: July 28, 2009	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.6	Certificate of Amendment to Articles of Incorporation, filed effective July 8, 2009.

3.7	Certificate of Ownership, merging the Company’s wholly-owned Subsidiary, ProGreen Properties, Inc., into the Company, filed July 23, 2009.

10.6	Subscription Agreement, dated July 22, 2009, between the Company and EIG Venture Capital, Ltd.